Exhibit 21    LIST OF SUBSIDIARIES

1957285 Ontario Inc. dba Quality Underwriting Services
2089729 Ontario, Inc.
2248848 Ontario Inc.
3065619 Nova Scotia Company
3257959 Nova Scotia Company
8165335 Canada Inc.
8348596 Canada Inc.
896988 Ontario Limited
9279-3280 Quebec Inc.
Accupath Diagnostic Laboratories, Inc.
Alpha Medical Laboratory LLC
Beacon Laboratory Benefit Solutions, Inc.
Bode Cellmark Forensics, Inc.
CannAmm GP Inc.
CannAmm Limited Partnership
Cellmark Forensics, Inc.
Center for Disease Detection, LLC
Center for Disease Detection International
Centrex Clinical Laboratories, Inc.
Clearstone Central Laboratories (U.S.) Inc.
Clearstone Holdings (International) Ltd.
Clipper Holdings, Inc.
Colorado Coagulation Consultants, Inc.
Correlagen Diagnostics, Inc.
Covance Inc.
Curalab Inc.
Cytometry Associates, Inc.
Czura Thornton (Hong Kong) Limited
DCL Acquisition, Inc.
DCL Medical Laboratories, LLC
DCL Medical Laboratories, LLC
DCL Sub LLC
Decision Diagnostics, L.L.C. (aka DaVinici/Medicorp LLC)
Diagnostic Services, Inc.
DIANON Systems, Inc.
DL Holdings Limited Partnership
Dynacare - Gamma Laboratory Partnership
Dynacare Company
Dynacare G.P. Inc.
Dynacare Holdco LLC
Dynacare Laboratories Limited Partnership
Dynacare Laboratories Inc.
Dynacare Northwest Inc.
Dynacare Realty Inc.
DynaLifeDX
DynaLifeDX Infrastructure Inc.
Endocrine Sciences, Inc.
Esoterix Genetic Counseling, LLC
Esoterix Genetic Laboratories, LLC
Esoterix, Inc.
Execmed Health Services Inc.
FirstSource Laboratory Solutions, Inc.
Gamma Dynacare Central Medical Laboratories GP Inc.
Gamma Dynacare Central Medical Laboratory Limited Partnership
GDML Medical Laboratories Inc

GeneScreen, Inc.
Health Testing Centers, Inc.
Health Trans Services Inc.
HHLA Lab-In-An-Envelope, LLC
Home Healthcare Laboratory of America, LLC
IDX Pathology, Inc.
Impact Genetics Corporation
Impact Genetics, Inc.
Kaleida LabCorp, LLC
Lab Delivery Service of New York City, Inc.
LabCorp Belgium Holdings, Inc.
LabCorp BVBA
LabCorp Central Laboratories (Canada) Inc.
LabCorp Central Laboratories (China) Inc.
LabCorp Development Company
LabCorp Health System Diagnostics, LLC
LabCorp Japan, G.K.
LabCorp Limited
LabCorp Nebraska, Inc.
LabCorp Neon Ltd.
LabCorp Neon Luxenbourg S.à r.l.
LabCorp Specialty Testing Billing Service, Inc.
LabCorp Specialty Testing Group, Inc.
LabCorp Tennessee, LLC
LabCorp UK Holdings, Ltd.
Laboratoire Bio-Medic Inc.
Laboratory Corporation of America (LCA)
LabWest, Inc.
Lifecodes Corporation
LipoScience, Inc.
Litholink Corporation
MedAxio Insurance Medical Services GP Inc.
MedAxio Insurance Medical Services LP
Medtox Diagnostics, Inc.
Medtox Laboratories, Inc.
MEDTOX Scientific, Inc.
Monogram Biosciences, Inc.
National Genetics Institute
New Brighton Business Center LLC
New Imaging Diagnostics, LLC
New Molecular Diagnostics Ventures LLC
NWT Inc.
Orchid Cellmark Ltd.
Orchid Cellmark ULC
PA Labs, Inc.
Path Lab, Incorporated
Pathology Associates Medical Lab, LLC
Pee Dee Pathology Associates, Inc.
Persys Technology Inc.
Pixel by LabCorp
Princeton Diagnostic Laboratories of America, Inc.
Protedyne Corporation
ReliaGene Technologies Inc.
Sequenom Biosciences (India) Pvt. Ltd.
Sequenom Center for Molecular Medicine, LLC
Sequenom, Inc.
SW/DL LLC
Tandem Labs Inc.

The Biomarker Factory, LLC
Viro-Med Laboratories, Inc.

Covance Inc. Operating Entities
Chiltern International Group Limited
CJB Inc.
Covance (Argentina) SA
Covance (Asia) Pte. Ltd.
Covance (Barbados) Holdings Ltd.
Covance (Barbados) Ltd.
Covance (Canada) Inc.
Covance (Cayman) Holdings, Ltd.
Covance (Cayman) Ltd.
Covance (Polska) Sp.Zo.O
Covance Asia-Pacific Inc.
Covance Austria GmbH
Covance Bioanalytical Services LLC
Covance Brazil Pharmaceutical Services Limitada
Covance Central Laboratory Services Inc.
Covance Central Laboratory Services Limited Partnership
Covance Central Laboratory Services S.a r.l..
Covance Chile Services Limitada
Covance Clinical and Periapproval Services AG
Covance Clinical and Periapproval Services GmbH
Covance Clinical and Periapproval Services Limited
Covance Clinical and Periapproval Services Limited
Covance Clinical and Periapproval Services LLC
Covance Clinical and Periapproval Services SA
Covance Clinical and Periapproval Services S.a r.l.
Covance Clinical Product Developments Ltd.
Covance Clinical Research Unit Inc.
Covance Clinical Research Unit Limited
Covance Clinical Research, L.P.
Covance CLS Holdings Limited LLC
Covance CLS Holdings Partnership LP
Covance Colombia Services Limitada
Covance CRU Inc.
Covance Denmark Aps
Covance Development Services (Pty) Ltd.
Covance Hong Kong Holdings Limited
Covance Hong Kong Services Limited
Covance Hungaria Consultancy Limited Liability Company
Covance India Pharmaceutical Services Private Limited
Covance International Holdings B.V.
Covance Japan Co., Ltd.
Covance Korea Services Limited
Covance Laboratories Inc.
Covance Laboratories Korea Company Limited
Covance Laboratories Limited
Covance Latin America Inc.
Covance Limited
Covance Luxembourg S.a r.l.
Covance Market Access Services Inc.
Covance Mexico Services, S. DE R. L. De C.V.
Covance Neon Luxembourg S.a r.l.
Covance New Zealand Limited
Covance Periapproval Services Inc.
Covance Peru Services S.A.

Covance Pharmaceutical Research and Development (Beijing) Co., Ltd
Covance Pharmaceutical Research and Development (Shanghai) Co., Ltd.
Covance Preclinical Corporation
Covance Preclinical Services GmbH
Covance Pty. Ltd.
Covance Research Holdings, LLC
Covance Research Products Inc.
Covance Services (Thailand) Limited
Covance Services Malaysia Sdn. Bhd.
Covance Specialty Pharmacy LLC
Covance Taiwan Services Limited
Covance US Holdings Limited LLC
Covance US Holdings Partnership LP
Covance Virtual Central Laboratory B.V.
CRPP Inc.
Fairfax Storage Limited
Global Specimen Solutions, Inc.
Hazpen Trustees Ltd.
IFN Research, LLC
International Food Network Ltd.
International Food Network, LLC
Medaxial Limited
Safe Foods International Holdings, LLC
Texas Covance GP, Inc.
The Covance Charitable Foundation
The National Food Laboratory, LLC

Covance Inc. Inactive Entities
Covance Classic Laboratory Services Inc.
Covance Genomics Laboratory LLC
PMD Properties, LLC
SLJK LLC
REIM LLC
SPHN LLC
JSG R&D LLC
Nexigent Inc.

Chiltern International Group Limited Operating Entities
Chiltern Clinical Research GmbH & Co. KG
Chiltern Clinical Research KK
Chiltern Clinical Research S.R.L.
Chiltern Clinical Research YH
Chiltern Clinical Research India Private Ltd.
Chiltern Clinical Research International GmbH
Chiltern Clinical Research (Philippines) Inc.
Chiltern Clinical Research Ukraine LLC
Chiltern International AB
Chiltern International B.V.
Chiltern International GmbH
Chiltern International Kft
Chiltern International LLC
Chiltern International Ltd
Chiltern International SARL
Chiltern International S.R.L.
Chiltern International S.R.L.
Chiltern International Sprl
Chiltern International Sp.z.o.o.
Chiltern International Sro

Chiltern International (Canada) Ltd.
Chiltern International (Hong Kong) Ltd
Chiltern International Clinical Research S.R.L.
Chiltern International Holdings Limited
Chiltern International Inc.
Chiltern International Limited
Chiltern International Portugal LDA
Chiltern International Private Limited
Chiltern International Pty. Ltd
Chiltern International Spain S.A.
Chiltern International Switzerland SARL
Chiltern International Taiwan Ltd
Chiltern International Ukraine LLC
Chiltern Investigacion Clinica Ltda
Chiltern Klinik Arastirma Organizasyon Limited Sirketi
Chiltern – Pesquisa Clinica Ltda
Chiltern Research International (Pty) Ltd
Chiltern Pharmaceutical and Technology Consulting (Shanghai) Co. Ltd.
Chiltern Research International (Singapore) Pte.
Endpoint Clinical Inc.
Havenfern Limited
Nexus Oncology sp.z.o.o.
Pacific Clinical Research India Private Limited
Ockham Australia Pty Ltd.
Ockham Development Group (Holdings) UK Ltd
Ockham Europe Ltd.
Ockham India Clinical Research and Data Services Private Limited
Ockham Oncology (Germany) GmbH
Ockham Oncology Kft
Theorem Clinical Latin America B.V.
Theorem Clinical Research Co., Ltd.
Theorem Clinical Research Inc.
Theorem Clinical Research K.F.T.
Theorem Clinical Research Limited
Theorem Clinical Research L.L.C.
Theorem Clinical Research NV.
Theorem Clinical Research Pty. Ltd
Theorem Clinical Research S.L.
Theorem Clinical Research Sp. Z o.o.
Theorem Clinical Research Holdings B.V.
Theorem Clinical Research International B.V.
Theorem Research Associates, Inc.